UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2002

High Speed Net Solutions, Inc.
 (Exact name of registrant as specified in its charter)

Florida	0-26925	65-0185306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Hannover Square Suite 600 434 Fayetteville Street Mall Raleigh, North Carolina	27601
(Address of principal executive offices)	(Zip Code)

(919) 807-5600
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 5.         Other Events.

High Speed Net Solutions, Inc. d/b/a Summus, will post a letter to its shareholders on its web site on February 4, 2002. All shareholders can access the letter at www.summus.com. A copy of the letter is attached to this Current Report on From 8-K as Exhibit 99.1, and all shareholders are encouraged to go to the web site to review it.

Item 7.         Financial Statements and Other Exhibits.

99.1 Letter to Shareholders dated February 4, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 1, 2002	HIGH SPEED NET SOLUTIONS, INC. By: /s/ Robert S. Lowrey Robert S. Lowrey Chief Financial Officer